                                 Exhibit 23.3



The Board of Directors
PainCare, Inc.



We consent to the use of our report, dated February 26, 2002, in the Registration Statement on Form S-4A dated May 2002 and to the reference to our firm under the heading "Experts" therein.


PARKS, TSCHOPP, WHITCOMB & ORR, P.A.




Maitland, Florida
May 3, 2002

                                 Exhibit 23.3




The Board of Directors
Advanced Orthopaedics of South Florida, Inc.



We consent to the use of our report, dated September 5, 2001 in the Registration Statement on Form S-4A dated May 2002 and to the reference to our firm under the heading "Experts" therein.


PARKS, TSCHOPP, WHITCOMB & ORR, P.A.




Maitland, Florida
May 3, 2002

                                 Exhibit 23.3




The Board of Directors
Rothbart Pain Management Clinic, Inc.



We consent to the use of our reports, dated June 20, 2000 and April 23, 2002 in the Registration Statement on Form S-4A dated May 2002 and to the reference to our firm under the heading "Experts" therein.


PARKS, TSCHOPP, WHITCOMB & ORR, P.A.




Maitland, Florida
May 3, 2002

                                 Exhibit 23.3





The Board of Directors
Wireless Marketing, Inc.



We consent to the use of our report, dated April 26, 2000 in the Registration Statement on Form S-4A dated May 2002 and to the reference to our firm under the heading "Experts" therein.


PARKS, TSCHOPP, WHITCOMB & ORR, P.A.




Maitland, Florida
May 3, 2002